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                                                                    Exhibit 99.1

                                                                   [PROXIM LOGO]

EDITORIAL CONTACTS:

Ben Gibson
Proxim Corporation
(408) 542-5366
bgibson@proxim.com

 WARBURG PINCUS AND BROADVIEW CAPITAL PARTNERS TO COMPLETE INVESTMENT IN PROXIM
                        CORPORATION UNDER MODIFIED TERMS


SUNNYVALE, CALIF., OCTOBER 2, 2003 - Proxim Corporation (NASDAQ: PROX), a global leader in wireless networking equipment for Wi-Fi and wide area networks, today announced that the Company has agreed to amended terms of the securities purchase agreement with Warburg Pincus and Broadview Capital Partners and the $30 million secured promissory notes issued to these investors in July 2003. Proxim will postpone the special meeting of stockholders scheduled for Tuesday, October 7, 2003 to a date to be announced and will circulate updated proxy materials for the special meeting of stockholders to consider the amended financing terms. Proxim anticipates that this meeting will take place in late October or November 2003.

The parties anticipate that the $30 million secured promissory notes issued to Warburg Pincus and Broadview Capital Partners will be amended to extend the due date from December 31, 2003 to September 30, 2004. In addition, the terms previously providing for automatic exchange of the notes, upon stockholder approval, for shares of Series B convertible preferred stock will be modified to provide for exchange at the investors' sole discretion following stockholder approval. The secured promissory notes will continue to bear interest at the original rate of 25 percent per annum until the earlier of the due date or exchange, if any, for shares of Series B preferred stock.

The Series B preferred stock issuable upon exchange of the secured promissory notes, if any, will be convertible into shares of Proxim's Class A common stock at a conversion price of $1.15 per share, as previously agreed. Pursuant to the amendments to the securities purchase agreement, the Series B preferred stock will have rights to a 14 percent cumulative dividend, compounding quarterly for seven years, with acceleration upon a change of control.

In addition, the investors have agreed to make available to the Company an additional $10 million, issuable in exchange for additional secured promissory notes on the amended terms applicable to the original $30 million investment. Of this amount, the investors have agreed to permit the Company to call an investment of $5 million prior to stockholder approval and the balance of $5 million following stockholder approval for a period of 90 days.


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Upon receipt of stockholder approval, the Company will issue to the investors warrants to purchase an aggregate of 18,000,000 shares of common stock with an exercise price of $1.46, as previously agreed, plus additional warrants to purchase an aggregate of 6,000,000 shares of common stock with an exercise price equal to the weighted average closing price of Proxim's common stock for the five trading days prior the date of this announcement.

As previously announced on September 15, 2003, a jury has rendered a verdict in the first phase of the patent suit between Proxim and Symbol Technologies, finding certain of Proxim's products infringe on two Symbol Technologies patents. A final judgment on this matter has not been entered by the court and proceedings on the matter will continue. The court is to conduct a bench trial on Proxim's remaining equitable defenses not addressed by the jury in its September 15 verdict. In light of these developments, the parties will modify the definition of material adverse change that triggers an event of default under the notes to include any further material adverse rulings or judgments made against the Company in this litigation or other litigations.

The parties intend to enter into definitive documents setting forth the amended financing terms as soon as reasonably practicable.

"We are pleased with Warburg Pincus' and Broadview Capital Partners' continued financial support of the Company," said Frank Plastina, Chief Executive Officer and President of Proxim.

ABOUT PROXIM
Proxim Corporation is a global leader in wireless networking equipment for Wi-Fi and wide area networks. The company is providing its enterprise and service provider customers with wireless solutions for public hot spots, voice and data backhaul, enterprise campuses, security and surveillance, last mile access and mobile professionals. This press release and more information about Proxim can be found on the Web at www.proxim.com.

ABOUT WARBURG PINCUS
Warburg Pincus is a global private equity firm and has been a leading private equity investor since 1971. Over the last 30 years, the firm has invested more than $16 billion in approximately 480 companies in 30 countries. Today, the firm has approximately $9 billion under management, plus an additional $5 billion available for investment. The company invests in a range of industry sectors including information and communications technology, healthcare, business services, financial services and technology, media, energy and real estate.

Working in partnership with management teams, Warburg Pincus has taken an active role in building market-leading businesses with sustainable value. That includes companies such as BEA Systems, (Nasdaq: BEAS), VERITAS Software Corp. (Nasdaq:
VRTS), United Healthcare (NYSE: UNH), RenaissanceRe Holdings Ltd. (NYSE: RNR), Dime Bancorp, Inc., Mellon Bank Corporation (NYSE: MEL) and Knoll, Inc. Warburg Pincus invests at all stages of a company's life cycle, from founding start-ups and providing growth capital to leading restructurings, recapitalizations and buy-outs. For more information please visit www.warburgpincus.com.

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ABOUT BROADVIEW CAPITAL PARTNERS
Broadview Capital Partners is a $250 million private equity investment firm located in Silicon Valley, California. Broadview Capital Partners' principal investment objective is to fund the growth of later stage private technology companies. Broadview Capital Partners also consider transactions which involve recapitalizations and management buyouts of divisions of public technology companies. Broadview Capital Partners is sponsored by Broadview, a leading global M&A advisor and private equity investor focused on the IT, communications, healthcare technology and media industries.

SAFE HARBOR
This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including the risks Proxim and the investors will not enter into definitive documentation regarding amended financing terms; that the amended financing terms may differ from those described herein; that Proxim's stockholders will not approve the investors' ability to exchange the promissory notes for shares of Series B convertible preferred stock and the issuance of the warrants; that an event of default results in acceleration of the notes; that the transactions are subject to customary closing conditions, including NASDAQ approval of the amended terms of the transactions, approval by a special committee of Proxim's board of directors of the amended terms and consent from Silicon Valley Bank to the amended terms; and that Proxim will not achieve its plans for growth and profitability. For additional information regarding risks relating to Proxim's business, see Proxim Corporation's Form 10-K for the year ended December 31, 2002, Forms 10-Q for the quarters ended March 28, 2003 and June 27, 2003, Current Reports on Form 8-K and other relevant materials filed by Proxim with the SEC. The amended terms of the financing agreement, secured promissory notes and the Series B preferred stock described in this press release will be more fully described in a Form 8-K to be filed by Proxim.

FURTHER INFORMATION
Proxim will be filing revised proxy materials with the SEC that will be mailed to Proxim's stockholders. Investors and security holders of Proxim are urged to read the revised proxy materials when available because they will contain important information about Proxim, the financing and related matters. The proxy statement will solicit proxies in connection with a special meeting at which Proxim's stockholders will be asked to approve the investors' ability to exchange the financing indebtedness into shares of Series B convertible preferred stock and the Company's issuance of warrants to purchase common stock. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the proxy statement, Proxim files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Proxim at the
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Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.
20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800/SEC-0330 for further information on public reference rooms. Proxim's filings with the Commission are also available to the public from commercial document-retrieval services and the website maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

Proxim and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Proxim in favor of the approval of the investors' ability to exchange the financing indebtedness into shares of Series B convertible preferred stock and the issuance of warrants to purchase shares of Proxim's common stock. The directors and executive officers of Proxim, their beneficial ownership of Proxim common stock and their interests in the financing are set forth in the definitive proxy materials filed on September 8, 2003.

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